                                                                    EXHIBIT 10.1


"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

THE INDEBTEDNESS EVIDENCED BY AND CREATED PURSUANT TO THIS AGREEMENT IS SUBORDINATED TO THE "SENIOR DEBT" (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT DATED AS OF EVEN DATE HEREWITH BY THE MAKER HEREOF AND PAYEE NAMED HEREIN AND OTHERS IN FAVOR OF THE "SENIOR LENDER" REFERRED TO IN SUCH SUBORDINATION AGREEMENT.

                             INTERVISUAL BOOKS, INC.

                           LOAN AND SECURITY AGREEMENT

                            DATED AS OF MAY 13, 1999

        This LOAN AND SECURITY AGREEMENT is entered into as of May 13, 1999, by and between ZINDART LIMITED, a Hong Kong corporation ("LENDER"), on the one hand, and INTERVISUAL BOOKS, INC. a California corporation ("IBI"), and FFM ACQUISITION CORP., a California corporation to be known as Fast Forward Marketing, Inc. ("FFM"), on the other hand. IBI and FFM are sometimes individually and collectively referred to as "Borrower," and the representations, warranties, covenants and agreements of "Borrower" contained in this Agreement, as well as the liability in respect of the Obligations (as defined below) shall apply to IBI and FFM on a joint and several basis unless expressly stated otherwise.

                                    RECITALS

        Borrower wishes to obtain credit from time to time from Lender, and Lender desires to extend credit to Borrower. This Agreement sets forth the terms on which Lender will advance credit to Borrower, and Borrower will repay the amounts owing to Lender.

                                    AGREEMENT

        The parties agree as follows:

1.      DEFINITIONS AND CONSTRUCTION

        1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

               "ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "ADVANCE" or "ADVANCES" means a loan advance under the Committed Revolving Line.

               "AFFILIATE" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

               "BORROWER'S BOOKS" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "CLOSING DATE" means the date on which Lender is obligated to make the initial Advance pursuant to the conditions precedent set forth in
SECTION 3.1.

               "CODE" means the California Uniform Commercial Code.

               "COLLATERAL" means the property described on EXHIBIT A attached hereto.

               "COMMITTED REVOLVING LINE" means, at any time, a revolving credit facility of Two Million Three Hundred Thousand Dollars ($2,300,000) or, if such amount is reduced pursuant to SECTION 2.1(C), the amount to which so reduced and in effect at such time.

               "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "COPYRIGHTS" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held; provided, however, that the term "Copyrights" shall include the foregoing property solely in connection with the 75 titles which have generated the highest contribution to gross revenues of Borrower during the twelve months immediately preceding the Closing Date and, in the event that Borrower elects to deliver an Extension Notice, during the twelve months immediately preceding the date on which the Extension Notice is delivered.

               "EQUIPMENT" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "FAST FORWARD" means Fast Forward Marketing, Inc., a California corporation.

               "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

               "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "INTELLECTUAL PROPERTY COLLATERAL" MEANS

                      (a) Copyrights, Trademarks and Patents;

                      (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                      (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

                      (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                      (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                      (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

                      (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

               "INVENTORY" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

               "INVESTMENT" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "LENDER EXPENSES" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the administration and enforcement of the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

               "LIBOR RATE" means, for any period, the London Interbank Offered Rate as set forth in the Money Rate Section of the West Coast Edition of The Wall Street Journal. When a range of rates is published, the highest of the rates shall apply. For the period from the Closing Date until the day next preceding the first Payment Date the LIBOR Rate shall be determined as of the Closing Date and the rate as so determined shall be deemed to apply throughout such period. The LIBOR Rate shall be determined at each Payment Date thereafter and the rate as so determined shall be deemed to apply throughout the period commencing on such Payment Date and ending on the earlier of (i) the day immediately prior to the next succeeding Payment Date and (ii) the Maturity Date.

               "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "LOAN DOCUMENTS" means, collectively, this Agreement, any note or notes executed by Borrower, the Subordination Agreement, the Warrant, and any other present or future agreement entered into between Borrower and/or for the benefit of Lender in connection with this Agreement, all as amended, extended or restated from time to time.

               "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "MATURITY DATE" means the first anniversary of the date of this Agreement or, if such date is extended from time to time pursuant to SECTION 2.6, any later date to which so extended.

               "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of March 29, 1999, by and among IBI, FFM, Fast Forward, Steven D. Ades and Steven D. Ades and Laurie Levit as trustees of the Steven Ades and Laurie Levit Revocable Family Trust.

               "NEGOTIABLE COLLATERAL" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

               "OBLIGATIONS" means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.

               "PATENTS" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

               "PAYMENT DATE" means the last Business Day of each calendar quarter commencing on the first such date after the Closing Date and ending on the last such date prior to the Maturity Date.

               "PERMITTED INDEBTEDNESS" means:

                      (a) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document;

                      (b) Indebtedness of Borrower in favor of Senior Lender under the Senior Loan Agreement or any other Senior Loan Document; (c) Indebtedness existing on the Closing Date and disclosed in the SCHEDULE;

                      (d) Indebtedness to suppliers incurred in the ordinary course of business; and

                      (e) Indebtedness secured by Permitted Liens.

               "PERMITTED INVESTMENT" means:

                      (a) Investments existing on the Closing Date disclosed in the SCHEDULE;

                      (b) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one
(1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Lender; and

                      (c) loans and advances to employees and directors in the ordinary course of business in an outstanding aggregate amount at any time not to exceed $150,000.

               "PERMITTED LIENS" means the following:

                      (a) Any Liens existing on the Closing Date and disclosed in the SCHEDULE or arising under this Agreement or the other Loan Documents;

                      (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority over any of Lender's security interests;

                      (c) Liens in favor of the Senior Lender to secure the obligations of Borrower to Senior Lender under the Senior Loan Documents;

                      (d) Liens in Accounts or Inventory securing Indebtedness of Borrower permitted pursuant to clause (d) of the definition of "Permitted Indebtedness;"

                      (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) and (d) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and, except for Liens permitted pursuant to clause (d) of this definition, the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "RESPONSIBLE OFFICER" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Senior Vice President of Finance of Borrower.

               "SCHEDULE" means the schedule of exceptions attached hereto, if any.

               "SENIOR LENDER" means Santa Monica Bank or its successors or permitted assigns, or a replacement senior lender satisfactory to Lender.

               "SENIOR LOAN AGREEMENT" means that Loan and Security Agreement, dated as of the date of this Agreement, between Santa Monica Bank, on the one hand, and IBI and FFM, on the other hand, as amended, supplemented or otherwise modified from time to time, or any replacement loan agreement or loan and security agreement to which a Senior Lender that is a replacement Senior Lender is a party, which replacement Senior Loan Agreement shall be on terms and conditions satisfactory to Lender.

               "SENIOR LOAN DOCUMENTS" means the Senior Loan Agreement, any note or notes executed by Borrower thereunder, the Subordination Agreement, any security agreement and any other present or future agreement entered into between Borrower and/or for the benefit of Senior Lender in connection with the Senior Loan Agreement, all as amended, supplemented or otherwise modified from time to time, or any of the foregoing agreements or instruments entered into between Borrower and/or for the benefit of a Senior Lender that is a replacement Senior Lender.

               "SUBORDINATION AGREEMENT" means the Subordination Agreement, dated as of the date of this Agreement, among Lender, Senior Lender, IBI and FFM, as amended, supplemented or otherwise modified from time to time, or any replacement subordination agreement entered into among Lender, any Senior Lender that is a replacement Senior Lender, IBI and FFM, which replacement subordination agreement shall be satisfactory to Lender.

               "SUBSIDIARY" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

               "TRADEMARKS" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.

        1.2 ACCOUNTING AND OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/"includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

2. LOAN AND TERMS OF PAYMENT. Borrower promises to pay to the order of Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Lender to Borrower hereunder. Borrower also shall pay interest on the unpaid principal amount of such Advances at rates in accordance with the terms hereof.

        2.1 COMMITTED REVOLVING LINE. Subject to and upon the terms and conditions of this Agreement, Lender agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line. Each advance shall be in a minimum amount of $100,000 and increments of $100,000 in excess thereof. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this SECTION 2.1 may be repaid and re-borrowed at any time during the term of this Agreement.

                      (a) Whenever Borrower desires an Advance, Borrower will notify Lender by facsimile transmission or E-Mail transmission (in either case with confirmation of transmission) no later than 5:00 p.m. Pacific time, not fewer than ten calendar days prior to the date on which Borrower proposes to make an Advance. Each such notification shall be confirmed promptly by a Payment/Advance Form in substantially the form of EXHIBIT B attached hereto and incorporated herein by this reference. Lender is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Lender's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Lender shall be entitled to rely on any telephonic notice given by an individual whom Lender reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Lender harmless for any damages or loss suffered by Lender as a result of such reliance. Lender will disburse the amount of Advances made under this SECTION
2.1 by wire transfer of immediately available funds to Borrower's deposit account designated in the Payment/Advance Form.

                      (b) The Committed Revolving Line shall terminate on the Maturity Date, at which time all Advances under this SECTION 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

                      (c) Borrower, at its option, from time to time may elect to reduce permanently the amount of the Committed Revolving Line in whole or in part upon 10 days' written notice; provided, however, that the amount of any such reduction shall be at least $100,000 and increments of $100,000 in excess thereof.

        2.2 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender pursuant to SECTION 2.1 of this Agreement is greater than the Committed Revolving Line Borrower shall immediately pay to Lender, in cash, the amount of such excess.

        2.3 INTEREST RATES, PAYMENTS, AND CALCULATIONS.

                      (a) INTEREST RATE. Except as set forth in SECTION 2.3(B), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the five percent (5.00%) above the LIBOR Rate.

                      (b) DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five percent (5.00%) above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                      (c) PAYMENTS. Interest hereunder shall be due and payable on each Payment Date and on the Maturity Date. All payments of principal, interest and fees shall be made by Borrower to Lender in immediately available funds. Any interest not so paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                      (d) COMPUTATION. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

        2.4 CREDITING PAYMENTS. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Lender after 12:00 noon Pacific time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. Whenever any payment to Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional interest shall accrue and be payable for the period of such extension.

        2.5 FACILITY FEE. Borrower shall pay to Lender a non-refundable facility fee equal to Forty-Seven Thousand Five Hundred Dollars ($47,500), which fee shall be due on the Closing Date and shall be fully earned and non-refundable (the "FACILITY FEE"), the proceeds of which shall be used to offset Lender's financial, accounting and legal fees and costs associated with documenting and closing this transaction.

        2.6 TERM; RIGHT TO EXTEND TERM. Except as otherwise set forth herein, this Agreement shall become effective upon execution and delivery by each party hereto and, subject to SECTION 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Lender shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Lender's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        By delivery of written notice (the "EXTENSION NOTICE") no later than the thirtieth (30th) Business Day prior to May 13 2000 (the "EXTENSION DATE") Borrower may request Lender to extend the Maturity Date of the Committed Revolving Line until May 13, 2001 in the amount of $2,300,000 or such lesser amount as Borrower shall designate in the Extension Notice; provided, however, that Borrower's right to so extend the Committed Revolving Line shall not be exercisable if a Default or Event of Default shall have occurred and be continuing at the time of delivery of the Extension Notice or a Default or Event of Default occurs between the time of delivery of the Extension Notice and May 13, 2000. In consideration of Lender's granting Borrower any extension of the Maturity Date of the Committed Revolving Line requested by Borrower as described in the previous sentence, and as a condition precedent to the effectiveness of any such extension, Borrower agrees:

        (i) to execute and deliver to Lender on or prior to May 13, 2000 a warrant to purchase the common stock of Borrower substantially in the form of Exhibit A (the "WARRANT") initially exercisable for that number of shares of Borrower's no par value common stock (the "COMMON STOCK") set forth below opposite the dollar amounts for which Borrower elects to extend the Committed Revolving Line:

             NUMBER OF SHARES               AMOUNT OF COMMITTED REVOLVING LINE
             ----------------               ----------------------------------
                 110,000                    < $1,000,000
                 125,000                    > $1,000,000 < $1,500,000
                 140,000                    > $1,500,000 < $2,000,000
                 150,000                    > $2,000,000 < $2,300,000

and

        (ii) to provide written information sufficient to fully and accurately update the disclosure set forth in SECTION 5.15 as of the date on which the Warrant is delivered to Lender;

        (iii) the exercise price or stock purchase price for the Warrant shall be determined on the Extension Date as follows:

               (A) If traded on a securities exchange or through the Nasdaq National Market, the exercise price or stock purchase price shall be the average of the closing prices of the securities on such quotation system over the twenty
(20) day period prior to the Extension Date;

               (B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) day period prior to the Extension Date; and

               (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

3. CONDITIONS OF LOANS

        3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Lender to make the INITIAL Advance is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

                      (a) this Agreement (including all Schedules hereto);

                      (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                      (c) an intellectual property security agreement executed by IBI and an intellectual property security agreement executed by FFM (including all Schedules to each of them);

                      (d) the Subordination Agreement, in form and substance satisfactory to Lender;

                      (e) financing statements (Forms UCC-1);

                      (f) insurance certificate;

                      (g) payment of the Facility Fee;

                      (h) a good standing certificate from Borrower's jurisdiction of incorporation (together with tax good standing) and certificates of foreign qualification from all jurisdictions in which the nature of Borrower's business requires Borrower to be qualified as a foreign corporation;

                      (i) a written strategic plan including a specification of the means for implementing such plan, in form and substance satisfactory to Lender;

                      (j) a copy of the Senior Loan Agreement and the other Senior Loan Documents, pursuant to which Senior Lender will make available to Borrower a credit facility in the minimum amount of $2,000,000 for a period until May 1, 2000, with each Senior Loan Document in form and substance satisfactory to Lender (and the closing of the transactions contemplated thereunder shall have occurred or shall occur concurrently with the closing of the transactions under this Agreement);

                      (k) consolidated financial statements for Borrower's 1998 fiscal year;

                      (l) evidence that all required consents (including consents from Borrower's board of directors and shareholders and contractual counterparties), approvals and permits (including qualifications or permits required from governmental authorities in order to render inapplicable any usury or other limitation upon the amounts in the nature of interest to be charged under the Loan Documents);

                      (m) An executed copy of the Merger Agreement certified by an officer of IBI and FFM to be a true and correct counterpart of the Merger Agreement, including all amendments, modifications, exhibits and schedules thereto;

                      (n) evidence acceptable to Lender that FFM and Fast Forward have completed their merger on terms and conditions acceptable to Lender, in its sole discretion, that FFM is the surviving entity in connection with such merger, that all consents, approvals and authorizations required in connection with such merger have been obtained, and that all required filings and registrations have been completed; and

                      (o) such other documents, and completion of due diligence and such other matters, as Lender may deem necessary or appropriate.

        3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Lender to make each Advance, including the initial Advance, is further subject to the following conditions:

                      (a) timely receipt by Lender of the Payment/Advance Form as provided in SECTION 2.1; and

                      (b) the representations and warranties contained in
SECTION 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this SECTION 3.2(b).

4. CREATION OF SECURITY INTEREST

        4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Other than the security interest in favor of Senior Lender granted pursuant to the Senior Loan Documents, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Notwithstanding termination of this Agreement, Lender's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Lender, at the request of Lender, all Negotiable Collateral (to the extent not prohibited by the Senior Loan Documents or delivered to Senior Lender), all financing statements and other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

        4.3 RIGHT TO INSPECT. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

        5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified.

        5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate or Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound.

Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

        5.3 ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

        5.4 INTELLECTUAL PROPERTY. Borrower is the sole owner of the Intellectual Property Collateral used by Borrower in its business, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Lender of its rights and remedies hereunder.

        5.5 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the SCHEDULE, Borrower has not done business and will not without at least thirty
(30) days prior written notice to Lender do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in SECTION 10 hereof.

        5.6 LITIGATION. Except as set forth in the SCHEDULE, there are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Lender's security interest in the Collateral.

        5.7 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Lender fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Lender on or about the Closing Date.

        5.8 SOLVENCY. The fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

        5.9 REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

        5.10 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in material compliance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

        5.11 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns or extensions thereof required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

        5.12 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

        5.13 GOVERNMENT CONSENTS. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

        5.14 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        5.15 CAPITAL STRUCTURE. As of the Closing Date the authorized capital stock of Borrower will consist of 10,000,000 shares of Common Stock, of which 5,885,115 shares will be issued and outstanding on a fully diluted basis (taking into account all outstanding warrants, options and other rights to purchase Common Stock). Except for the Warrant and except as disclosed in the SCHEDULE, as of the Closing Date no Person has any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any shares of capital stock of Borrower. Upon any delivery of the Warrant as provided herein, the shares for which the Warrant is exercisable (i) together with all outstanding shares of capital stock and shares of capital stock issuable upon exercise of any outstanding warrants and options of Borrower will not exceed the number of shares that have been authorized by Borrower's articles or certificate of incorporation, (ii) will have been duly authorized and reserved for issuance by all necessary corporate action on the part of Borrower (no consent or approval of shareholders being required by law, the articles or certificate of incorporation or bylaws of Borrower or otherwise) and (iii) will have been reserved for issuance pursuant to the terms of the Warrant.

6. AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that, until the latest of (i) the exercise in full of the Warrant, (ii) payment in full of all outstanding Obligations and
(iii) for so long as Lender may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

        6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

        6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral.

        6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each of the first two months of each fiscal quarter and within forty-five (45) days after the third month of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Lender; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Lender; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (e) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Lender or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; and (f) such budgets, sales projections, operating plans or other financial information as Lender may reasonably request from time to time.

        6.4 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

        6.5 INSURANCE.

                      (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                      (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Lender. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Lender, showing Lender as a loss payee thereof and all liability insurance policies shall show the Lender as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Lender before canceling its policy for any reason. At Lender's request, Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Lender, be payable to Lender to be applied on account of the Obligations.

        6.6 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

                      (a) Borrower shall file an application to register with the United States Copyright Office those Copyrights that are not registered with such office on the date hereof within thirty (30) days of the date of this Agreement and shall use its best efforts to effect the prompt registration of such Copyrights. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights (to the extent such rights are material to Borrower's business as conducted and as contemplated to be conducted) developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C and the Copyrights not registered on the date hereof.

                      (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Lender shall reasonably request to perfect Lender's security interest in the Intellectual Property Collateral.

                      (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights which are material to Borrower's business as conducted and as contemplated to be conducted, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Lender in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which shall not be unreasonably withheld, unless Lender determines that reasonable business practices suggest that abandonment is appropriate.

                      (d) Lender shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.6 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.6.

        6.7 RESERVATION OF SHARES. After issuance of the Warrant, Borrower shall at all times cause there to be reserved that number and class of shares for which the Warrant is exercisable necessary to give full effect to the exercise of the Warrant.

        6.8 PRESS RELEASES. Borrower acknowledges and agrees that upon Closing Lender may make a press release regarding the transactions under the Loan Documents, and Lender's advisor may refer to such transactions in a standard "tombstone" format in promotional material; provided, however, that each of Lender and Borrower shall approve any such press releases and tombstone advertisements prior to their release.

        6.9 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS. Borrower covenants and agrees that until the latest of
(i) the exercise in full of the Warrant, (ii) payment in full of all outstanding Obligations and (iii) for so long as Lender may have any commitment to make any Advances, Borrower will not do any of the following:

        7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

        7.2 CHANGES IN BUSINESS, OWNERSHIP, OR MANAGEMENT, BUSINESS LOCATIONS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or permit Waldo H. Hunt or the Hunt Family Trust collectively to have beneficial ownership of less than 10% of the issued and outstanding common stock of Borrower containing ordinary voting rights for the election of directors of Borrower. Borrower will not, without at least thirty (30) days prior written notification to Lender, relocate its chief executive office or add any new offices or business locations.

        7.3 MERGERS OR ACQUISITIONS. (i) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization other than the merger of any Subsidiary into IBI or FFM, or (ii) acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person if, after giving effect to such acquisition, the aggregate fair market value of consideration paid by Borrower and its Subsidiaries in connection with all of such acquisitions consummated after the Closing Date would exceed $2,500,000.

        7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

        7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

        7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution (other than dividends payable solely in Common Stock) or payment on account of or in redemption, retirement or purchase of any capital stock.

        7.7 INVESTMENTS. Except as permitted by Section 7.3, directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

        7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

        7.9 INTELLECTUAL PROPERTY AGREEMENTS. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except to the extent that such provisions are necessary in Borrower's exercise of its reasonable business judgement.

        7.10 INVENTORY. Store the Inventory with a bailee, warehouseman, or similar party unless Lender has received a pledge of any warehouse receipt covering such Inventory other than with printers and distributers of Borrower in the ordinary course of business. Except for Inventory sold in the ordinary course of business and except for such other locations as Lender may approve in writing, Borrower shall keep the Inventory only at the location set forth in
SECTION 10 hereof, other locations of printers and distributers of Borrower in the ordinary course of business and such other locations of which Borrower gives Lender prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Lender's security interest.

        7.11 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply in all material respects with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

8. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

        8.1 PAYMENT DEFAULT. If Borrower fails to pay the principal when due or interest or any of the other Obligations within 5 Business Days after such the date when due.

        8.2 COVENANT DEFAULT.

                      (a) If Borrower fails to perform any obligation under SECTIONS 6.3, 6.6, 6.7 or 6.8 or violates any of the covenants contained in
Article 7 of this Agreement, or

                      (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

        8.3 MATERIAL ADVERSE CHANGE. If there (i) occurs a material adverse change in the business, operations, condition (financial or otherwise) or prospects of Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Lender's security interests in the Collateral;

        8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advance will be required to be made during such cure period);

        8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 45 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

        8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($200,000) or that could have a Material Adverse Effect including, without limitation, a default under any Senior Loan Document;

        8.7 JUDGMENTS. If a judgment or judgments for the payment of money not covered by insurance in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

        8.8 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Lender by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Lender to enter into this Agreement or any other Loan Document.

9. LENDER'S RIGHTS AND REMEDIES

        9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                      (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in SECTION 8.5 all Obligations shall become immediately due and payable without any action by Lender);

                      (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Lender;

                      (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Lender reasonably considers advisable;

                      (d) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Lender a license to enter such premises and to occupy the same, without charge in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                      (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

                      (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this
SECTION 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of its rights under this SECTION 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                      (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

                      (h) Lender may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

                      (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

                      (j) Lender shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Lender to exercise its rights and remedies upon the occurrence of an Event of Default.

        9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Lender (and any of Lender's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Lender's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Lender's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; (f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Lender without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents and Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to transfer the Intellectual Property Collateral into the name of Lender or a third party to the extent permitted under the California Uniform Commercial Code provided Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in SECTION 4.2 regardless of whether an Event of Default has occurred. The appointment of Lender as Borrower's attorney in fact, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender's obligation to provide advances hereunder is terminated.

        9.3 LENDER EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in SECTION 6.5 of this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts so paid or deposited by Lender shall constitute Lender Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

        9.4 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with commercially reasonable practices, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

        9.5 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.

        9.6 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

10. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile to Borrower or to Lender, as the case may be, at its addresses set forth below:

                If to Borrower:     2716 Ocean Park Boulevard, Suite 2020
                                    Santa Monica, CA 90405
                                    Attn: Dan Reavis
                                    FAX: (310) 396-9849

                If to Lender:       Zindart Limited
                                    Flat C&D, 25/F., Block 1
                                    Taiping Industrial Centre
                                    57 Ting Kok Road
                                    Tai Po, N.T.
                                    Hong Kong
                                    Attn:  Feather S. Y. Fok
                                    E-Mail: featherf@zindart.com
                                    FAX:  011-852-2664-7066

                With a copy to:     ChinaVest
                                    160 Sansome Street, 18th Floor
                                    San Francisco, California 94105
                                    FAX: (415) 276-8885

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW AND VENUE. The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Los Angeles, State of California. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12. GENERAL PROVISIONS

        12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right, with the consent of Borrower, not to be unreasonably withheld (provided that during such time as a Default or Event of Default shall have occurred and be continuing no such consent shall be required), to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender's obligations, rights and benefits hereunder.

        12.2 INDEMNIFICATION. Borrower shall, indemnify ,defend, protect and hold harmless Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lender Expenses in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential to transactions between Lender and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Lender's gross negligence or willful misconduct.

        12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

        12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        12.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated except by a writing signed by Borrower and Lender. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

        12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

        12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in SECTION 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

13. SURETY WAIVERS. In the event IBI or FFM or both are deemed to be guarantors of all or a portion of the Obligations, then IBI and FFM each agrees as follows:

        13.1 LENDER'S DIRECT RIGHTS.

                      (a) GUARANTY OF PAYMENT. Borrower guarantees payment and performance of any such Obligations, not merely collection. In the event that payment or performance of any of the Obligations is not made in a timely manner, Lender may enforce its rights, without first seeking to obtain payment or performance from or without resorting to (i) Borrower for the Obligations (meaning that Lender may delay, in Lender's sole and complete discretion, in the exercise of rights against Borrower); (ii) any other guarantor; (iii) any collateral Lender may hold as security for the Obligations; or (iv) any other remedy or right that Lender may have.

                      (b) WAIVER OF PRIORITY OF COLLECTION. Borrower waives any rights it may have to require Lender to proceed against any other party or to pursue any other remedy in Lender's power which Borrower could not pursue which would lighten Borrower's burden, as guarantor. In addition, Borrower waives any right it may have to benefit from every security which now or hereafter exists for the performance of the Obligations or for the performance of any other guarantor's obligations owing to Lender. If Lender decides to proceed first to exercise any other remedy or right, or to proceed against another person or any collateral, Lender retains any and all of its rights created under this Section.

        13.2 CONTINUING GUARANTY AND REVOCATION. If Borrower is deemed a guarantor of all or any portion of the Obligations, then such guaranty shall apply to all such Obligations, including existing Obligations as well as all future Obligations. Borrower shall also guarantee all future liability under successive transactions which either continue such Obligations or from time to time renew some or all of them after having been satisfied and, to that extent, the guaranty of Borrower shall be continuing in nature. Borrower may not terminate or revoke such guaranty. Borrower irrevocably waives any right it has, including any rights under California Civil Code Section 2815, to terminate or revoke the continuing nature of its guaranty and its application to any Obligations arising after any attempt to terminate such guaranty.

        13.3 NO NOTICE REQUIRED. Borrower, as guarantor, will not be released or exonerated from its obligations as guarantor if Borrower, as guarantor, is not notified by Lender of these events: (i) the failure of Lender to receive timely payment of any amount owed under any of the Loan Documents or to receive payment or performance of any of the other Obligations; (ii) any failure of any third party to perform any other Obligation under any of the Loan Documents; (iii) any adverse change in the financial condition or business of any party obligated in connection with any of the Obligations; and (iv) all other notices to which Borrower, as guarantor, might be entitled.

        13.4 WAIVERS. Borrower, as guarantor, waives any right it may have to require any of the following acts: demand; presentment; diligence; protest; notice of dishonor; and any other notice to which it may be entitled. Without limiting the generality of any waiver set forth in this Section 13, until such time as the Obligations have been fully and finally repaid and satisfied, Borrower expressly waives the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432.

        13.5 NO RELEASE. Lender may do or suffer any of the following, by action or inaction, without releasing or exonerating Borrower, as guarantor, from its responsibility to pay or perform any of the Obligations (and Lender need not notify Borrower, as guarantor of any of the following): (i) renew, extend, rearrange, alter, impair, suspend or otherwise modify any of the Obligations or any of the rights or remedies of Lender under the Loan Documents; (ii) release Borrower or any other guarantor from any of the Obligations; (iii) sell, release, subordinate, impair, suspend, waive or otherwise fail to obtain, perfect or realize upon (or continue the perfection of) a security interest in any collateral for any of the Obligations or any other guaranty of the Obligations; (iv) exercise Lender's rights in any Collateral for any of the Obligations or any other collateral for any other guaranty of the Obligations in any order that Lender may elect in its sole discretion; (v) advance additional funds to or for the benefit of Borrower, as borrower; (vi) foreclose on any Collateral for the Obligations, or any portion thereof (including the collateral provided under a deed of trust) or a guaranty of the Obligations, or any portion thereof in a manner that diminishes, impairs or precludes the right of Borrower, as guarantor, to enjoy any rights of subrogation against any other guarantor or third person, or to obtain reimbursement, performance, or indemnification for payment or performance under this Agreement (in this connection, Borrower, as guarantor, waives any rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for the Obligations or any other guaranty, has destroyed Borrower's rights, as guarantor, of subrogation and reimbursement against any other guarantor or third person by operation of law and, in addition, Borrower, as guarantor, waives any defenses arising under Uniform Commercial Code Sections 1103 and 9501 et seq.); (vii) permit or suffer the impairment of any of the Obligations in a case under the Bankruptcy Code by or against Borrower; (viii) permit or suffer the creation of secured or unsecured credit or debt under Bankruptcy Code Section 364 in a case involving any of the Obligations; (ix) permit or suffer the disallowance, avoidance or subordination of any of the Obligations or Collateral; (x) fail to exercise any right or remedy Lender may have with respect to the payment or performance of, any of the Loan Documents or any of the Obligations; or (xi) fail to obtain a guaranty, other assurance of payment, or credit enhancement from any other person.

        13.6 WAIVER OF SUBROGATION, REIMBURSEMENT, PERFORMANCE AND INDEMNIFICATION. Borrower, as guarantor, permanently waives and shall not seek to exercise any of the following rights that it may have against any other guarantor, third person or any collateral provided by any other guarantor or third person for any amounts paid by Borrower, as guarantor, or acts performed by Borrower, as guarantor, of any of the Obligations: (i) all rights that Borrower, as guarantor, may have upon satisfying the Obligations, or any portion thereof, to enforce any remedies which Lender then has against any other guarantor or third person to contribute to the amount paid by Borrower, as guarantor; (ii) all rights that Borrower, as guarantor, may have to the benefit of any security for the performance of the Obligations or the performance by any other guarantor or third person of the Obligations; (iii) all rights of reimbursement for the amounts paid by Borrower, as guarantor, in connection with the Obligations (including costs and expenses); (iv) any right to compel any guarantor or other third person to perform the Obligations when due; or (v) all rights of indemnification from any other guarantor or any other third party.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWERS                              INTERVISUAL BOOKS, INC.,
                                       a California corporation
                                       By:      /s/ WALDO H. HUNT
                                       ---------------------------------------
                                       Name:          Waldo H. Hunt
                                       ---------------------------------------
                                       Title:          Chairman and CEO
                                       ---------------------------------------

                                       FFM ACQUISITION CORP.,
                                       a California corporation to be known as
                                       Fast Forward Marketing, Inc.
                                       By:      /s/ DAN P. REAVIS
                                       ---------------------------------------
                                       Name:          Dan P. Reavis
                                       ---------------------------------------
                                       Title:          President
                                       ---------------------------------------

LENDER                                 ZINDART LIMITED,

                                       a Hong Kong corporation
                                       By:      /s/ ROBERT THELEEN
                                       ---------------------------------------
                                       Name:        Robert Theleen
                                       ---------------------------------------
                                       Title:          Chairman
                                       ---------------------------------------

                                    EXHIBIT A

        The Collateral shall consist of all right, title and interest of Borrower in and to the following:

        (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        (e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                        LOAN PAYMENT/ADVANCE REQUEST FORM

Date: ______________________


To:     Zindart Limited

RE: LOAN AND SECURITY AGREEMENT DATED AS OF MAY 13, 1999, BY AND BETWEEN ZINDART LIMITED, AS LENDER, AND INTERVISUAL BOOKS, INC., AS BORROWER

The undersigned refers to the Loan Agreement, the terms defined therein used herein as defined, and hereby gives you notice, pursuant to Section 2.1(a) of the Loan Agreement, of a requested Advance specified herein:

Amount of proposed Advance: $______________

The Business Day of the proposed Advance is: ______________

Funds to be disbursed by wire transfer to Borrower's account number: ___________

Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance, before and after giving effect thereto and to the application of the proceeds thereof:

        (a) All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date;

        (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Advance; and

        (c) the proposed Advance will not cause the aggregate principal amount of all outstanding Advances to exceed the Committed Revolving Line.

BORROWER:   INTERVISUAL BOOKS, INC.,
            a California corporation

            By: _______________________________________
            Printed Name: _____________________________
            Title: ____________________________________



            FFM ACQUISITION CORP.,
            a California corporation to be known as Fast Forward Marketing, Inc.

            By: _______________________________________
            Printed Name: _____________________________
            Title: ____________________________________